       As filed with the Securities and Exchange Commission, via EDGAR, on April 8, 1999
       -----------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                     ------------------------------------


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         OPINION RESEARCH CORPORATION
                  -------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                Delaware                             22-3118960
              ------------                         --------------
(State of Incorporation or Organization)           (IRS Employer
                                                 Identification  No.)

             23 Orchard Road, Skillman, NJ                  08558
            -------------------------------                -------
          (Address of Principal Executive Offices)        (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                           Name of Each Exchange on
          Title of Each Class              Which Each Class is to be
          to be so Registered              Registered
          -------------------              -------------------------
          Common Stock, $0.01 par value    American Stock Exchange, Inc.
          Preferred Stock Purchase Rights  American Stock Exchange, Inc.


        If this form relates to the      If this form relates to the
        registration of a class of       registration of a class of
        securities pursuant to Section   securities pursuant to Section
        12(b) of the Exchange Act and    12(g) of the Exchange Act and
        and is effective pursuant to     is effective pursuant to
        General Instruction A.(c),       General Instruction A.(d)
        please check the following       please check the following
        box. /x/                         box. / /

       Securities Act registration statement file number to which this
       form relates:       N/A
                    -------------------
                      (If applicable)


       Securities to be registered pursuant to Section 12(g) of the Act:
                                     None
                                     ----
                               (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          A description of the Registrant's Common Stock, par value $0.01, set forth under the caption "Description of Capital Stock" beginning on page 36 of the prospectus included as part of the Registrant's Registration Statement on Form S-1 (File No. 33-68428), as amended, is hereby incorporated herein by reference.

          A description of the Company's Preferred Stock Purchase Rights, set forth in the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 27, 1996, as amended by the Registrant's Registration Statement on Form 8-A/A, filed with the Commission on September 4, 1998, is hereby incorporated herein by reference.

Item 2.  Exhibits.
------   --------

         3.1 The Registrant's Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-68428), as amended, as filed with the Securities and Exchange Commission on September 3, 1997 (the "Form S-1")).

         3.2   The Registrant's Amended and Restated By-laws
               (Incorporated by reference to Exhibit 3.2 to the Form S-1).

         4.1   The Form S-1.

         4.2 Rights Agreement, dated September 13, 1996, between the Registrant and StockTrans, Inc. (Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 27, 1996).

         4.3   Amendment to Rights Agreement, dated August 8,
               1998 (Incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 10-K for the year ended December 31, 1998).

                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              OPINION RESEARCH CORPORATION



 Dated: April 8, 1999         By: /s/ John F. Short
                                  ----------------------------
                                  Name:  John F. Short
                                  Title: President



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

                               INDEX OF EXHIBITS



Number              Exhibit
------              -------

  3.1 The Registrant's Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-68428), as amended, as filed with the Securities and Exchange Commission on September 3, 1997 (the "Form S-1")).

  3.2          The Registrant's Amended and Restated By-laws
               (Incorporated by reference to Exhibit 3.2 to the Form S-1).

  4.1          The Form S-1.

  4.2 Rights Agreement, dated September 13, 1996, between the Registrant and StockTrans, Inc. (Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 27, 1996).

  4.3          Amendment to Rights Agreement, dated August 8,
               1998 (Incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 10-K for the year ended December 31, 1998).



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